Exhibit 99.1

FOR RELEASE: IMMEDIATELY FOR MORE INFORMATION CONTACT:	Frank Leto, President, CEO 610-581-4730 Mike Harrington, CFO 610-526-2466

Bryn Mawr Bank Corporation Reports

Record Quarterly Net Income, Wealth Assets Top $12 Billion,

Dividend Increases by 5%

BRYN MAWR, Pa., July 20, 2017 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $9.4 million and diluted earnings per share of $0.55 for the three months ended June 30, 2017, as compared to net income of $9.0 million, or $0.53 diluted earnings per share, for the three months ended March 31, 2017 and $8.9 million, or $0.52 diluted earnings per share, for the three months ended June 30, 2016. Included in net income for the three months ended June 30, 2017 and March 31, 2017 were pre-tax due diligence and merger-related expenses of $1.2 million and $511 thousand, respectively, with the 2017 figures primarily related to the pending merger with Royal Bancshares of Pennsylvania, Inc. (“Royal Bank”).

On a non-GAAP basis, core net income, which excludes certain non-core income and expense items, as detailed in the appendix to this earnings release, was $10.2 million, or $0.59 diluted earnings per share, for the three months ended June 30, 2017 as compared to $9.4 million, or $0.55 diluted earnings per share, for the three months ended March 31, 2017 and $9.0 million, or $0.53 diluted earnings per share, for the three months ended June 30, 2016. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We are very pleased with the results for the second quarter,” commented Frank Leto, President and Chief Executive Officer, continuing, “For the first time in the Corporation’s history, our core net income exceeded $10 million for the quarter and our wealth assets have exceeded the $12 billion mark.”

Mr. Leto continued, “Not only is the growth in our loan portfolio strong, increasing 4.4% from March 31, 2017 to June 30, 2017, the credit quality of the portfolio remains stable, as evidenced by the reduced provision for loan and lease losses recorded this quarter. In addition, noninterest income was boosted by the outstanding performance of our newly established capital markets group, which opened for business in May 2017 and has already recorded revenue of $953 thousand for the quarter.”

On the corporate development front, Mr. Leto noted, “The Royal Bank merger preparations are continuing, with the close of the transaction expected in the third quarter of 2017. In addition, the May 2017 acquisition of Hirshorn Boothby, located in Chestnut Hill, Philadelphia, along with the opening of our Princeton wealth management office, positions us well to capitalize on the expanded footprint that will be created by the addition of the Royal Bank branch network.”

The acquisition of Royal Bank is subject to applicable regulatory approvals and is also subject to certain closing conditions.

On July 20, 2017, the Board of Directors of the Corporation declared a quarterly dividend of $0.22 per share, payable September 1, 2017 to shareholders of record as of August 2, 2017. This represents a $0.01, or 4.8%, increase from the previous quarter.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Second Quarter 2017 Compared to First Quarter 2017

●

Net income for the three months ended June 30, 2017 was $9.4 million, or $0.55 diluted earnings per share, as compared to $9.0 million, or $0.53 diluted earnings per share for the three months ended March 31, 2017. Contributing to the increase was a $562 thousand increase in net interest income, a $374 thousand decrease in provision for loan and lease loss (the “Provision”) and an increase of $504 thousand in fees for wealth management services and the addition of $953 thousand in capital markets revenue, related to our newly-established capital markets group. Partially offsetting these items were increases of $1.1 million in salaries and wages, $725 thousand in due diligence, merger-related and merger integration costs and $477 thousand in other operating expenses.

●

Net interest income for the three months ended June 30, 2017 was $28.0 million, an increase of $562 thousand from $27.4 million for the three months ended March 31, 2017. Average interest-earning assets increased by $82.6 million, with average loans increasing $59.9 million and average available for sale investment securities increasing $34.4 million. The tax-equivalent yield earned on available for sale investment securities increased by 9 basis points while the tax-equivalent yield earned on loans decreased by 5 basis points. In conjunction with the Royal Bank merger, management intends to immediately sell certain acquired investment securities. In anticipation of these investment sales, management has begun purchasing certain securities that more closely align with the management’s desired liquidity and interest rate risk profile.

●

The tax-equivalent net interest margin of 3.68% for the second quarter of 2017 decreased 6 basis points from 3.74% for the first quarter of 2017. During the second quarter of 2017, the accretion of purchase accounting adjustments contributed a 6 basis point increase in the tax-equivalent net interest margin as compared to an 11 basis point increase for the three months ended March 31, 2017. Excluding the effect of the accretion of purchase accounting adjustments, the tax-equivalent net interest margin remained relatively flat quarter over quarter with the tax-equivalent yield on average loans increasing 1 basis point over the first quarter and the tax-equivalent yield on available for sale investment securities increasing 9 basis points, as management positions the investment portfolio in anticipation of the Royal Bank merger as described in the previous bullet point.

●

Non-interest income for the three months ended June 30, 2017 increased by $1.6 million from the first quarter of 2017. Largely contributing to this increase was an increase of $504 thousand in revenue for wealth management services, $310 thousand of which was related to tax services provided during the quarter, a $180 thousand increase in insurance revenues attributed to the May 2017 acquisition of Hirshorn Boothby, and a $953 thousand contribution from the newly-established capital markets group related to interest-rate swap fee income.

●

Non-interest expense for the three months ended June 30, 2017 increased $1.8 million, to $28.5 million, as compared to $26.7 million for the first quarter of 2017. The significant contributors to this increase included a $1.1 million increase in salaries and wages largely related to staffing additions in connection with the Hirshorn Boothby acquisition, the Capital Markets initiative and the Princeton wealth management office, as well as increases in incentive compensation along with an increase of $725 thousand in due diligence, merger-related and merger integration costs, most of which was related to the Royal Bank merger. Additionally, other operating expenses increased by $477 thousand related to a $117 thousand increase in deferred compensation expense associated with the valuation of Corporation stock held in the deferred compensation trusts and $200 thousand increase in impairment of other real estate owned (“OREO”) and repossessed assets. Partially offsetting these increases was a $367 thousand decrease in Pennsylvania bank shares tax resulting from changes in revenue apportionment for 2016 and tax credits connected to contributions to local schools under the Pennsylvania Educational Improvement Tax Credit (EITC) program.

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For the three months ended June 30, 2017, net loan and lease charge-offs totaled $625 thousand, as compared to $670 thousand for the first quarter of 2017. The Provision for the three months ended June 30, 2017 was a release of $83 thousand as compared to a Provision of $291 thousand for the first quarter of 2017. The decrease in the Provision was primarily related to a decline in certain historic charge-off rates over the look-back period, along with improvements in certain economic indicators which factor into the calculation of the overall allowance for loan and lease losses (the “Allowance”) requirement.

●

Income tax expense for the second quarter of 2017 increased by $270 thousand as compared to the first quarter of 2016. The 33 basis point increase in the effective tax rate from the first quarter of 2017 to the second quarter of 2017 was primarily the result of certain non-deductible merger expenses incurred in the second quarter of 2017.

Results of Operations – Second Quarter 2017 Compared to Second Quarter 2016

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Net income for the three months ended June 30, 2017 was $9.4 million, or $0.55 diluted earnings per share, as compared to $8.9 million, or diluted earnings per share of $0.52, for the same period in 2016. Contributing to the increase in net income was an increase of $1.3 million in net interest income, a decrease of $528 thousand in Provision, as well as increases of $376 thousand in fees for wealth management services and $953 thousand in capital markets revenue. Partially offsetting these changes were decreases of $337 thousand in gain on sale of loans, along with increases of $1.4 million in salaries and wages and $1.2 million in due diligence, merger-related and merger integration costs.

●

Net interest income for the three months ended June 30, 2017 was $28.0 million, an increase of $1.3 million, or 5.0%, from $26.6 million for the same period in 2016. The accretion of purchase accounting adjustments positively impacted the tax-equivalent net interest income recorded for the second quarter of 2017 by $450 thousand, as compared to $1.2 million for the same period in 2016. Average loans and leases for the three months ended June 30, 2017 increased by $203.0 million from the same period in 2016. Excluding the effect of the accretion of purchase accounting adjustments, the tax-equivalent yield on loans and leases decreased 2 basis points. The net effect of the yield decrease and volume increase on average loans and leases was a $2.2 million increase in tax-equivalent interest income on loans. Average available for sale investment securities increased by $55.0 million for the three months ended June 30, 2017 as compared to the same period in 2016, and experienced a 22 basis point tax-equivalent yield increase. The increase in volume and yield on available for sale investment securities resulted in a $470 thousand increase in tax-equivalent interest income for the second quarter of 2017 as compared to the same period in 2016. Partially offsetting the increase in average loans and available for sale investment securities was a $136.4 million increase in average interest-bearing deposits accompanied by a 10 basis point increase in rate paid on deposits resulting in a $581 thousand increase in interest expense for the second quarter of 2017 as compared to the same period in 2016.

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The tax-equivalent net interest margin of 3.68% for the three months ended June 30, 2017 was a 13 basis point decrease from 3.81% for the same period in 2016. The decrease was largely related to the lower contribution to the tax-equivalent net interest margin from the accretion of purchase accounting adjustments. For the second quarter of 2017, the accretion of purchase accounting adjustments contributed 6 basis points to the tax-equivalent net interest margin as compared to 17 basis points for the same period in 2016. Excluding the effect of the accretion of purchase accounting adjustments, the tax-equivalent net interest margin decreased 2 basis points over the prior year quarter with the tax-equivalent yield on average loans decreasing 2 basis points over the prior year quarter. The tax-equivalent yield on available for sale investment securities increased 22 basis points, as management positions the investment portfolio in anticipation of the Royal Bank merger. The slight decline in the margin was also attributed to a 10 basis point increase in rate paid on deposits.

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Non-interest income for the three months ended June 30, 2017 increased by $1.0 million from the same period in 2016. An increase of $376 thousand in fees for wealth management services, as a 25.1% increase in wealth assets from the June 30, 2016 level, and the $953 thousand in revenue generated by the Capital Markets initiative, were partially offset by a decrease of $337 thousand in gain on sale of loans, as origination activity has slowed from the same period in 2016.

●

Non-interest expense for the three months ended June 30, 2017 increased $2.3 million from the same period in 2016. The increase was related to a $1.4 million increase in salary and wages due to staffing increases from the Capital Markets initiative, the Hirshorn Boothby acquisition and the Princeton wealth management office, in addition to annual salary and wage increases and increases in incentive compensation, and a $1.2 million increase in due diligence, merger-related and merger integration costs primarily related to the Royal Bank merger, and a $782 thousand increase in other operating expenses, largely related to increases in contributions (which were offset by tax credits for Pennsylvania bank shares tax) and impairments of OREO and repossessed assets recorded in the second quarter of 2017.

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For the three months ended June 30, 2017, the Corporation recorded a release from Allowance of $83 thousand as compared to a Provision of $445 thousand for the same period in 2016. Net charge-offs for the second quarter of 2017 were $625 thousand as compared to $254 thousand for the same period in 2016. The decrease in the Provision was primarily related to a decline in certain historic charge-off rates over the look-back period, along with improvements in certain economic indicators which factor into the calculation of the overall Allowance.

Financial Condition – June 30, 2017 Compared to December 31, 2016

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Total portfolio loans and leases of $2.67 billion as of June 30, 2017, increased by $131.2 million from December 31, 2016. Loan growth was concentrated in the commercial mortgage, construction and commercial and industrial sections of the portfolio, which increased by $87.0 million, or 7.8%, $14.6 million, or 10.3% and $19.4 million, or 3.4%, respectively.

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The Allowance as of June 30, 2017 was $16.4 million, or 0.61% of portfolio loans as compared to $17.5 million, or 0.69% of portfolio loans and leases, as of December 31, 2016. In addition to the ratio of Allowance to portfolio loans, management also calculates two non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.68% as of June 30, 2017, as compared to 0.78% as of December 31, 2016, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.03% as of June 30, 2017, as compared to 1.17% as of December 31, 2016. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release. The decrease in the Allowance ratios was primarily the result of improvements in certain economic indicators as well as decreases in average historic charge-off rates over the lookback period, both of which factor into the calculation of the overall Allowance requirement.

●

Available for sale investment securities as of June 30, 2017 were $443.7 million, a decrease of $123.3 million from December 31, 2016. Excluding the maturing, in January 2017, of $200 million of short-term U.S. Treasury bills, the available for sale investment portfolio has increased by $76.7 million since December 31, 2016, primarily in the U.S. government and agencies and the mortgage-backed securities segments of the portfolio. As previously mentioned the Corporation has begun positioning the investment portfolio in anticipation of the Royal Bank merger.

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Total assets as of June 30, 2017 were $3.44 billion, an increase of $16.7 million from December 31, 2016. Increases in portfolio loans and leases were largely offset by a decrease in available for sale investment securities discussed in the previous bullet point.

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Wealth assets under management, administration, supervision and brokerage totaled $12.05 billion as of June 30, 2017, an increase of $722.1 million from December 31, 2016. The increase in wealth assets was comprised of a $291.5 million increase in account balances whose fees are based on market value, and a $430.6 million increase in fixed rate flat-fee account types.

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Deposits of $2.68 billion as of June 30, 2017 increased $102.1 million from December 31, 2016. Over 80% of this increase was in noninterest-bearing deposits, which grew by $82.3 million. The increase in noninterest-bearing deposits was primarily in small business accounts.

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Borrowings of $295.0 million as of June 30, 2017 decreased $98.9 million from December 31, 2016. The decrease was comprised of a $73.9 million decrease in short-term borrowings and a $25.1 million decrease in long-term FHLB advances. In January 2017, $200 million of short-term borrowings associated with the maturing of $200 million of short-term U.S. Treasury bills were repaid. The net increase in short-term borrowings of $126.1 million were utilized to support the available for sale investment purchases and to replace $25.1 million of long-term FHLB advances which matured during the first half of 2017.

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The capital ratios for the Bank and the Corporation, as of June 30, 2017, as shown in the attached tables, indicate levels well above the regulatory minimum to be considered “well capitalized.” At both the Bank and Corporation levels, the capital ratios to risk-weighted assets have all decreased from their December 31, 2016 levels largely as a result of the increase in risk-weighted assets, much of which was in the commercial mortgage, construction, and commercial and industrial segments of the loan portfolio, which are typically risk-weighted at 100%.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our inability to obtain applicable regulatory approvals with respect to, or our inability to complete, the contemplated Royal Bank acquisition, that the integration of acquired businesses with the Corporation may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

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Bryn Mawr Bank Corporation

Summary Financial Information (unaudited)

(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$30,806	$69,978	$34,206	$30,118	$20,481
Investment securities (AFS, HTM and Trading)	452,869	400,360	573,763	373,508	371,906
Loans held for sale	8,590	3,015	9,621	11,506	11,882
Portfolio loans and leases	2,666,651	2,555,589	2,535,425	2,493,357	2,423,821
Allowance for loan and lease losses ("ALLL")	(16,399)	(17,107)	(17,486)	(17,744)	(17,036)
Goodwill and other intangible assets	129,211	124,629	125,170	126,000	126,888
Total assets	3,438,219	3,292,617	3,421,530	3,174,080	3,090,090
Deposits - interest-bearing	1,863,288	1,865,009	1,843,495	1,759,862	1,720,477
Deposits - non-interest-bearing	818,475	771,556	736,180	718,015	689,214
Short-term borrowings	130,295	23,613	204,151	50,065	19,119
Long-term FHLB advances and other borrowings	164,681	174,711	189,742	204,772	224,802
Subordinated notes	29,559	29,546	29,532	29,518	29,505
Total liabilities	3,043,242	2,904,522	3,040,403	2,795,621	2,717,623
Shareholders' equity	394,977	388,095	381,127	378,459	372,467

Average Balance Sheet (selected items)
Interest-bearing deposits with banks	$26,266	$39,669	$55,298	$33,532	$44,950	$32,931	$42,000
Investment securities (AFS, HTM and Trading)	429,400	393,306	386,658	373,616	371,153	411,453	366,055
Loans held for sale	3,855	4,238	11,591	12,887	7,844	4,045	6,662
Portfolio loans and leases	2,611,755	2,551,439	2,506,376	2,464,085	2,404,799	2,581,764	2,353,951
Total interest-earning assets	3,071,276	2,988,652	2,959,923	2,884,120	2,828,746	3,030,193	2,768,668
Goodwill and intangible assets	126,537	124,884	125,614	126,505	127,402	125,715	127,849
Total assets	3,333,307	3,244,060	3,215,868	3,142,019	3,089,953	3,288,928	3,031,550
Deposits - interest-bearing	1,853,660	1,852,194	1,809,276	1,729,689	1,717,252	1,852,931	1,675,451
Short-term borrowings	98,869	47,603	40,629	40,966	32,328	73,378	33,243
Long-term FHLB advances and other borrowings	171,567	182,507	198,454	218,920	236,248	177,006	243,131
Subordinated notes	29,550	29,537	29,523	29,509	29,496	29,544	29,489
Total interest-bearing liabilities	2,153,646	2,111,841	2,077,882	2,019,084	2,015,324	2,132,859	1,981,314
Total liabilities	2,943,591	2,861,846	2,837,825	2,769,065	2,723,838	2,902,942	2,668,056
Shareholders' equity	389,716	382,214	378,043	372,954	366,115	385,986	363,494

Bryn Mawr Bank Corporation

Summary Financial Information (unaudited)

(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Income Statement
Net interest income	$27,965	$27,403	$26,990	$26,717	$26,627	$55,368	$52,529
Provision for loan and lease losses	(83)	291	1,059	1,412	445	208	1,855
Noninterest income	14,785	13,227	13,248	13,786	13,781	28,012	27,028
Noninterest expense	28,495	26,660	25,087	25,371	26,220	55,155	51,310
Income tax expense (benefit)	4,905	4,635	4,684	4,346	4,810	9,540	9,137
Net income	9,433	9,044	9,408	9,374	8,933	18,477	17,255
Basic earnings per share	0.56	0.53	0.56	0.56	0.53	1.09	1.02
Diluted earnings per share	0.55	0.53	0.55	0.55	0.52	1.07	1.01
Net income (core) (1)	10,236	9,375	9,402	9,392	8,961	19,612	17,232
Basic earnings per share (core) (1)	0.60	0.55	0.56	0.56	0.53	1.16	1.02
Diluted earnings per share (core) (1)	0.59	0.55	0.55	0.55	0.53	1.14	1.02
Cash dividends paid per share	0.21	0.21	0.21	0.21	0.20	0.42	0.40
Profitability Indicators
Return on average assets	1.14%	1.13%	1.16%	1.19%	1.16%	1.13%	1.14%
Return on average equity	9.71%	9.60%	9.90%	10.00%	9.81%	9.65%	9.55%
Return on tangible equity(1)	15.06%	14.96%	15.68%	16.06%	16.02%	15.01%	15.71%
Tax-equivalent net interest margin	3.68%	3.74%	3.65%	3.71%	3.81%	3.71%	3.84%
Efficiency ratio(1)	62.16%	62.66%	62.66%	60.30%	60.41%	62.40%	62.21%
Mortgage Banking Information
Mortgage loans originated	$46,848	$48,550	$78,749	$84,885	$64,893	$95,398	$117,425
Residential mortgage loans sold - servicing retained	20,312	27,690	44,763	40,462	26,944	48,002	52,909
Residential mortgage loans sold - servicing released	3,819	4,981	4,632	10,522	5,278	8,800	7,676
Total residential mortgage loans sold	$24,131	$32,671	$49,395	$50,984	$32,222	$56,802	$60,585
Residential mortgage loans serviced for others	$641,165	$638,553	$631,889	$618,134	$610,418
Share Data
Closing share price	$42.50	$39.50	$42.15	$31.99	$29.20
Book value per common share	$23.25	$22.87	$22.50	$22.40	$22.14
Tangible book value per common share	$15.64	$15.53	$15.11	$14.94	$14.60
Price / book value	182.81%	172.71%	187.34%	142.80%	131.90%
Price / tangible book value	271.69%	254.41%	278.96%	214.07%	200.05%
Weighted average diluted shares outstanding	17,232,767	17,182,689	17,164,675	17,072,358	17,027,419	17,207,812	16,954,116
Shares outstanding, end of period	16,989,849	16,969,451	16,939,715	16,893,878	16,824,564
Wealth Management Information:

Wealth assets under mgmt, administration, supervision and brokerage (2)	$12,050,555	$11,725,460	$11,328,457	$9,969,745	$9,632,521
Fees for wealth management services	$9,807	$9,303	$9,327	$9,100	$9,431

Bryn Mawr Bank Corporation

Summary Financial Information (unaudited)

(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Six Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Capital Ratios
Bryn Mawr Trust Company
Tier I capital to risk weighted assets ("RWA")	10.29%	10.58%	10.50%	10.99%	10.94%
Total (Tier II) capital to RWA	10.90%	11.25%	11.19%	11.70%	11.65%
Tier I leverage ratio	8.76%	8.83%	8.73%	9.17%	9.06%
Tangible equity ratio (1)	8.24%	8.46%	7.85%	8.85%	8.79%
Common equity Tier I capital to RWA	10.29%	10.58%	10.50%	10.99%	10.94%

Bryn Mawr Bank Corporation
Tier I capital to RWA	10.12%	10.50%	10.51%	10.42%	10.45%
Total (Tier II) capital to RWA	11.82%	12.30%	12.35%	12.30%	12.35%
Tier I leverage ratio	8.63%	8.77%	8.73%	8.70%	8.65%
Tangible equity ratio (1)	8.03%	8.32%	7.76%	8.28%	8.29%
Common equity Tier I capital to RWA	10.12%	10.50%	10.51%	10.42%	10.45%

Asset Quality Indicators

Net loan and lease charge-offs ("NCO"s)	$625	$670	$1,317	$704	$254	$1,295	$676

Nonperforming loans and leases ("NPL"s)	$7,237	$7,329	$8,363	$9,883	$9,617
Other real estate owned ("OREO")	1,122	978	1,017	867	784
Total nonperforming assets ("NPA"s)	$8,359	$8,307	$9,380	$10,750	$10,401

Nonperforming loans and leases 30 or more days past due	$4,076	$5,097	$6,072	$6,684	$5,599
Performing loans and leases 30 to 89 days past due	6,258	6,077	3,062	2,537	3,564
Performing loans and leases 90 or more days past due	-	-	-	-	-
Total delinquent loans and leases	$10,334	$11,174	$9,134	$9,221	$9,163

Delinquent loans and leases to total loans and leases	0.39%	0.44%	0.36%	0.37%	0.38%
Delinquent performing loans and leases to total loans and leases	0.23%	0.24%	0.12%	0.10%	0.15%
NCOs / average loans and leases (annualized)	0.10%	0.11%	0.21%	0.11%	0.04%	0.10%	0.06%
NPLs / total portfolio loans and leases	0.27%	0.29%	0.33%	0.40%	0.40%
NPAs / total loans and leases and OREO	0.31%	0.32%	0.37%	0.43%	0.43%
NPAs / total assets	0.24%	0.25%	0.27%	0.34%	0.34%
ALLL / NPLs	226.60%	233.42%	209.09%	179.54%	177.14%
ALLL / portfolio loans	0.61%	0.67%	0.69%	0.71%	0.70%
ALLL on originated loans and leases / Originated loans and leases (1)	0.68%	0.75%	0.78%	0.81%	0.81%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (1)	1.03%	1.12%	1.17%	1.24%	1.30%

Troubled debt restructurings ("TDR"s) included in NPLs	$2,470	$2,681	$2,632	$1,680	$1,779
TDRs in compliance with modified terms	6,148	6,492	6,395	6,305	4,984
Total TDRs	$8,618	$9,173	$9,027	$7,985	$6,763

(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

Bryn Mawr Bank Corporation

Detailed Balance Sheets (unaudited)

(dollars in thousands)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Assets
Cash and due from banks	$19,352	$17,457	$16,559	$18,905	$13,710
Interest-bearing deposits with banks	30,806	69,978	34,206	30,118	20,481
Cash and cash equivalents	50,158	87,435	50,765	49,023	34,191
Investment securities, available for sale	443,687	391,028	566,996	366,910	365,470
Investment securities, held to maturity	5,161	5,194	2,879	2,896	2,915
Investment securities, trading	4,021	4,138	3,888	3,702	3,521
Loans held for sale	8,590	3,015	9,621	11,506	11,882
Portfolio loans and leases, originated	2,409,964	2,286,814	2,240,987	2,176,549	2,090,070
Portfolio loans and leases, acquired	256,687	268,775	294,438	316,808	333,751
Total portfolio loans and leases	2,666,651	2,555,589	2,535,425	2,493,357	2,423,821
Less: Allowance for losses on originated loan and leases	(16,374)	(17,069)	(17,458)	(17,716)	(17,008)
Less: Allowance for losses on acquired loan and leases	(25)	(38)	(28)	(28)	(28)
Total allowance for loan and lease losses	(16,399)	(17,107)	(17,486)	(17,744)	(17,036)
Net portfolio loans and leases	2,650,252	2,538,482	2,517,939	2,475,613	2,406,785
Premises and equipment	44,446	40,515	41,778	42,559	43,607
Accrued interest receivable	8,717	8,392	8,533	8,066	8,144
Mortgage servicing rights	5,683	5,686	5,582	4,793	4,646
Bank owned life insurance	39,680	39,479	39,279	39,055	38,836
Federal Home Loan Bank ("FHLB") stock	15,168	8,505	17,305	13,185	10,618
Goodwill	107,127	104,765	104,765	104,765	104,765
Intangible assets	22,084	19,864	20,405	21,235	22,123
Other investments	8,682	8,716	8,627	9,121	8,722
Other assets	24,763	27,403	23,168	21,651	23,865
Total assets	$3,438,219	$3,292,617	$3,421,530	$3,174,080	$3,090,090

Liabilities
Deposits
Noninterest-bearing	$818,475	$771,556	$736,180	$718,015	$689,214
Interest-bearing	1,863,288	1,865,009	1,843,495	1,759,862	1,720,477
Total deposits	2,681,763	2,636,565	2,579,675	2,477,877	2,409,691
Short-term borrowings	130,295	23,613	204,151	50,065	19,119
Long-term FHLB advances	164,681	174,711	189,742	204,772	224,802
Subordinated notes	29,559	29,546	29,532	29,518	29,505
Accrued interest payable	2,830	2,722	2,734	1,854	1,846
Other liabilities	34,114	37,365	34,569	31,535	32,660
Total liabilities	3,043,242	2,904,522	3,040,403	2,795,621	2,717,623

Shareholders' equity
Common stock	21,162	21,141	21,111	21,064	20,972
Paid-in capital in excess of par value	234,654	233,910	232,806	231,398	230,298
Less: common stock held in treasury, at cost	(67,091)	(66,969)	(66,950)	(66,895)	(66,200)
Accumulated other comprehensive income (loss), net of tax	(1,564)	(1,990)	(2,409)	2,128	2,488
Retained earnings	207,816	202,003	196,569	190,764	184,909
Total shareholders equity	394,977	388,095	381,127	378,459	372,467
Total liabilities and shareholders' equity	$3,438,219	$3,292,617	$3,421,530	$3,174,080	$3,090,090

Bryn Mawr Bank Corporation

Supplemental Balance Sheet Information (unaudited)

(dollars in thousands)

	Portfolio Loans and Leases as of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Commercial mortgages	$1,197,936	$1,137,870	$1,110,897	$1,089,621	$1,055,934
Home equity loans and lines	208,480	203,962	208,000	206,578	202,989
Residential mortgages	416,488	418,264	413,540	418,408	414,863
Construction	156,581	145,699	141,964	133,269	133,313
Total real estate loans	1,979,485	1,905,795	1,874,401	1,847,876	1,807,099

Commercial & Industrial	599,203	567,917	579,791	565,497	538,684
Consumer	28,485	23,932	25,341	23,717	21,561
Leases	59,478	57,945	55,892	56,267	56,477
Total non-real estate loans and leases	687,166	649,794	661,024	645,481	616,722
Total portfolio loans and leases	$2,666,651	$2,555,589	$2,535,425	$2,493,357	$2,423,821

	Nonperforming Loans and Leases as of
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Commercial mortgages	$819	$315	$320	$139	$139
Home equity loans and lines	1,535	1,828	2,289	2,827	3,011
Residential mortgages	2,589	2,640	2,658	2,845	2,909
Construction	-	-	-	-	-
Total nonperforming real estate loans	4,943	4,783	5,267	5,811	6,059

Commercial & Industrial	2,112	2,471	2,957	3,960	3,457
Consumer	10	-	2	2	4
Leases	173	75	137	110	97
Total nonperforming non-real estate loans and leases	2,295	2,546	3,096	4,072	3,558
Total nonperforming portfolio loans and leases	$7,238	$7,329	$8,363	$9,883	$9,617

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Commercial mortgage	$(3)	$(3)	$(51)	$(4)	$(3)
Home equity loans and lines	169	438	69	375	11
Residential	43	27	28	2	262
Construction	(1)	(1)	(1)	-	(62)
Total net charge-offs (recoveries) of real estate loans	208	461	45	373	208

Commercial & Industrial	185	59	1,128	95	(44)
Consumer	16	39	42	58	30
Leases	216	111	102	178	60
Total net charge-offs of non-real estate loans and leases	417	209	1,272	331	46
Total net charge-offs	$625	$670	$1,317	$704	$254

Bryn Mawr Bank Corporation

Supplemental Balance Sheet Information (unaudited)

(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
U.S. Treasury securities	$100	$100	$200,097	$101	$102
Obligations of the U.S. Government and agencies	126,468	100,476	82,198	76,598	86,134
State & political subdivisions - tax-free	26,958	30,416	33,005	36,735	39,047
State & political subdivisions - taxable	524	524	525	529	532
Mortgage-backed securities	230,617	197,420	185,951	184,919	186,354
Collateralized mortgage obligations	42,549	45,476	48,694	51,344	36,702
Other debt securities	1,099	1,299	1,299	1,450	1,450
Bond mutual funds	11,956	11,920	11,895	11,847	11,774
Other investments	3,416	3,397	3,332	3,387	3,375
Total	$443,687	$391,028	$566,996	$366,910	$365,470

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
U.S. Treasury securities	$-	$-	$3	$-	$1
Obligations of the U.S. Government and agencies	(699)	(803)	(913)	946	1,183
State & political subdivisions - tax-free	11	(10)	(96)	131	240
State & political subdivisions - taxable	1	1	2	5	8
Mortgage-backed securities	480	196	(47)	3,801	3,958
Collateralized mortgage obligations	(662)	(777)	(794)	253	496
Other debt securities	(1)	(1)	(1)	-	-
Bond mutual funds	-	(36)	(61)	(109)	(182)
Other investments	203	132	13	34	(66)
Total	$(667)	$(1,298)	$(1,894)	$5,061	$5,638

	Deposits
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Interest-bearing deposits:
Interest-bearing checking	$381,345	$395,131	$379,424	$333,055	$333,425
Money market	729,859	757,071	761,657	725,116	718,144
Savings	254,903	255,791	232,193	228,391	217,877
Wholesale non-maturity deposits	54,675	69,471	74,272	64,664	58,690
Wholesale time deposits	120,524	68,164	73,037	99,052	113,274
Retail time deposits	321,982	319,381	322,912	309,584	279,067
Total interest-bearing deposits	1,863,288	1,865,009	1,843,495	1,759,862	1,720,477
Noninterest-bearing deposits	818,475	771,556	736,180	718,015	689,214
Total deposits	$2,681,763	$2,636,565	$2,579,675	$2,477,877	$2,409,691

Bryn Mawr Bank Corporation

Detailed Income Statements (unaudited)

(dollars in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Interest income:
Interest and fees on loans and leases	$29,143	$28,482	$28,230	$27,931	$27,679	$57,625	$54,375
Interest on cash and cash equivalents	35	66	53	27	42	101	88
Interest on investment securities	2,059	1,778	1,639	1,556	1,565	3,837	3,092
Total interest income	31,237	30,326	29,922	29,514	29,286	61,563	57,555
Interest expense:
Interest on deposits	1,983	1,828	1,780	1,575	1,402	3,811	2,478
Interest on short-term borrowings	237	27	22	34	20	264	37
Interest on FHLB advances and other borrowings	682	698	760	818	867	1,380	1,775
Interest on subordinated notes	370	370	370	370	370	740	736
Total interest expense	3,272	2,923	2,932	2,797	2,659	6,195	5,026
Net interest income	27,965	27,403	26,990	26,717	26,627	55,368	52,529
Provision for loan and lease losses (the "Provision")	(83)	291	1,059	1,412	445	208	1,855
Net interest income after Provision	28,048	27,112	25,931	25,305	26,182	55,160	50,674
Noninterest income:
Fees for wealth management services	9,807	9,303	9,327	9,100	9,431	19,110	18,263
Insurance revenue	943	763	715	886	845	1,706	2,121
Capital markets revenue	953	-	-	-	-	953	-
Service charges on deposits	630	647	688	688	713	1,277	1,415
Loan servicing and other fees	519	503	411	497	539	1,022	1,031
Net gain on sale of loans	520	629	607	879	857	1,149	1,656
Net gain (loss) on sale of investment securities available for sale	-	1	9	(28)	(43)	1	(58)
Net (loss) gain on sale of other real estate owned	(12)	-	-	-	-	(12)	(76)
Dividends on FHLB and FRB stocks	218	214	309	277	263	432	477
Other operating income	1,207	1,167	1,182	1,487	1,176	2,374	2,199
Total noninterest income	14,785	13,227	13,248	13,786	13,781	28,012	27,028
Noninterest expense:
Salaries and wages	13,580	12,450	11,855	11,621	12,197	26,030	23,935
Employee benefits	2,475	2,559	2,207	2,420	2,436	5,034	4,921
Loss on pension termination	-	-	-	-	-	-
Occupancy and bank premises	2,247	2,526	2,407	2,349	2,367	4,773	4,855
Branch lease termination expense	-	-	-	-	-	-
Furniture, fixtures and equipment	1,869	1,974	1,869	1,837	1,895	3,843	3,814
Advertising	405	386	391	334	372	791	656
Amortization of intangible assets	688	693	830	888	889	1,381	1,780
Impairment of intangible assets	-	-	-	-	-	-
Impairment (recovery) of mortgage servicing rights ("MSRs")	43	3	(580)	29	599	46	682
Due diligence, merger-related and merger integration expenses	1,236	511	-	-	-	1,747	-
Professional fees	1,049	711	963	937	946	1,760	1,759
Pennsylvania bank shares tax	297	664	(204)	675	640	961	1,278
Information technology	820	874	857	881	875	1,694	1,923
Other operating expenses	3,786	3,309	4,492	3,400	3,004	7,095	5,707
Total noninterest expense	28,495	26,660	25,087	25,371	26,220	55,155	51,310
Income before income taxes	14,338	13,679	14,092	13,720	13,743	28,017	26,392
Income tax expense	4,905	4,635	4,684	4,346	4,810	9,540	9,137
Net income	$9,433	$9,044	$9,408	$9,374	$8,933	$18,477	$17,255
Per share data:
Weighted average shares outstanding	16,984,563	16,954,132	16,916,705	16,860,727	16,812,219	16,969,431	16,830,211
Dilutive common shares	248,204	228,557	247,970	211,631	215,200	238,381	123,905
Adjusted weighted average diluted shares	17,232,767	17,182,689	17,164,675	17,072,358	17,027,419	17,207,812	16,954,116
Basic earnings (loss) per common share	$0.56	$0.53	$0.56	$0.56	$0.53	$1.09	$1.03
Diluted earnings (loss) per common share	$0.55	$0.53	$0.55	$0.55	$0.52	$1.07	$1.02
Dividend declared per share	$0.21	$0.21	$0.21	$0.21	$0.20	$0.42	$0.40
Effective tax rate	34.21%	33.88%	33.24%	31.68%	35.09%	34.05%	34.62%

Bryn Mawr Bank Corporation

Tax-Equivalent Net Interest Margin (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended															For The Six Months Ended
	June 30, 2017			March 31, 2017			December 31, 2016			September 30, 2016			June 30, 2016			June 30, 2017			June 30, 2016
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$26,266	$35	0.53%	$39,669	$66	0.67%	$55,298	$53	0.38%	$33,532	$27	0.32%	$44,950	$42	0.38%	$32,931	$101	0.62%	$42,000	$88	0.42%
Investment securities - available for sale:
Taxable	391,112	1,940	1.99%	354,229	1,653	1.89%	344,931	1,498	1.73%	329,293	1,423	1.72%	325,893	1,433	1.77%	372,772	3,620	1.96%	321,123	2,832	1.77%
Tax-exempt	28,970	150	2.08%	31,485	164	2.11%	34,985	175	1.99%	37,893	189	1.98%	39,193	187	1.92%	30,221	314	2.10%	39,925	378	1.90%
Total investment securities - available for sale	420,082	2,090	2.00%	385,714	1,817	1.91%	379,916	1,673	1.75%	367,186	1,612	1.75%	365,086	1,620	1.78%	402,993	3,934	1.97%	361,048	3,210	1.79%

Investment securities - held to maturity	5,181	5	0.39%	3,702	7	0.77%	2,889	7	0.96%	2,907	6	0.82%	2,427	4	0.66%	4,446	4	0.18%	1,214	4	0.66%
Investment securities - trading	4,137	13	1.26%	3,890	8	0.83%	3,853	16	1.65%	3,523	2	0.23%	3,640	2	0.22%	4,014	2	0.10%	3,793	2	0.11%

Loans and leases *	2,615,610	29,309	4.49%	2,555,677	28,622	4.54%	2,517,967	28,354	4.48%	2,476,972	28,032	4.50%	2,412,643	27,761	4.63%	2,585,809	57,931	4.52%	2,360,613	54,539	4.65%

Total interest-earning assets	3,071,276	31,452	4.11%	2,988,652	30,520	4.14%	2,959,923	30,103	4.05%	2,884,120	29,679	4.09%	2,828,746	29,429	4.18%	3,030,193	61,972	4.12%	2,768,668	57,843	4.20%

Cash and due from banks	15,727			14,942			16,127			16,228			16,413			15,336			16,457
Less: allowance for loan and lease losses	(17,549)			(17,580)			(17,858)			(17,257)			(17,271)			(17,564)			(16,755)
Other assets	263,853			258,046			257,676			258,928			262,065			260,963			263,180

Total assets	$3,333,307			$3,244,060			$3,215,868			$3,142,019			$3,089,953			$3,288,928			$3,031,550

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,375,949	$813	0.24%	$1,388,561	$756	0.22%	$1,328,577	$686	0.21%	$1,286,404	$641	0.20%	$1,273,964	$589	0.19%	$1,382,220	$1,569	0.23%	$1,276,797	$1,158	0.18%
Wholesale deposits	154,424	378	0.98%	143,461	317	0.90%	156,541	319	0.81%	164,706	327	0.79%	196,517	361	0.74%	148,973	695	0.94%	166,859	594	0.72%
Retail time deposits	323,287	792	0.98%	320,172	755	0.96%	324,158	775	0.95%	278,579	607	0.87%	246,771	452	0.74%	321,738	1,547	0.97%	231,795	726	0.63%
Total interest-bearing deposits	1,853,660	1,983	0.43%	1,852,194	1,828	0.40%	1,809,276	1,780	0.39%	1,729,689	1,575	0.36%	1,717,252	1,402	0.33%	1,852,931	3,811	0.41%	1,675,451	2,478	0.30%

Borrowings:
Short-term borrowings	98,869	237	0.96%	47,603	27	0.23%	40,629	22	0.22%	40,966	34	0.33%	32,328	20	0.25%	73,378	264	0.73%	33,243	37	0.22%
Long-term FHLB advances	171,567	682	1.59%	182,507	698	1.55%	198,454	760	1.52%	218,920	818	1.49%	236,248	867	1.48%	177,006	1,380	1.57%	243,131	1,775	1.47%
Subordinated notes	29,550	370	5.02%	29,537	370	5.08%	29,523	370	4.99%	29,509	370	4.99%	29,496	370	5.05%	29,544	740	5.05%	29,489	736	5.02%
Total borrowings	299,986	1,289	1.72%	259,647	1,095	1.71%	268,606	1,152	1.71%	289,395	1,222	1.68%	298,072	1,257	1.70%	279,928	2,384	1.72%	305,863	2,548	1.68%

Total interest-bearing liabilities	2,153,646	3,272	0.61%	2,111,841	2,923	0.56%	2,077,882	2,932	0.56%	2,019,084	2,797	0.55%	2,015,324	2,659	0.53%	2,132,859	6,195	0.59%	1,981,314	5,026	0.51%

Noninterest-bearing deposits	755,597			711,794			724,465			716,581			675,710			733,817			653,379
Other liabilities	34,348			38,211			35,478			33,400			32,804			36,266			33,363
Total noninterest-bearing liabilities	789,945			750,005			759,943			749,981			708,514			770,083			686,742

Total liabilities	2,943,591			2,861,846			2,837,825			2,769,065			2,723,838			2,902,942			2,668,056

Shareholders' equity	389,716			382,214			378,043			372,954			366,115			385,986			363,494

Total liabilities and shareholders' equity	$3,333,307			$3,244,060			$3,215,868			$3,142,019			$3,089,953			$3,288,928			$3,031,550

Interest income to earning assets			4.11%			4.14%			4.05%			4.09%			4.18%			4.12%			4.20%

Net interest spread			3.50%			3.58%			3.49%			3.54%			3.65%			3.53%			3.69%
Effect of noninterest-bearing sources			0.18%			0.16%			0.16%			0.17%			0.16%			0.18%			0.15%

Tax-equivalent net interest margin		$28,180	3.68%		$27,597	3.74%		$27,171	3.65%		$26,882	3.71%		$26,770	3.81%		$55,777	3.71%		$52,817	3.84%

Tax-equivalent adjustment		$215	0.02%		$194	0.02%		$181	0.02%		$165	0.02%		$143	0.02%		$409	0.02%		$288	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate
Loans and leases		$402	0.06%		$726	0.12%		$742	0.12%		$578	0.09%		$1,076	0.18%		$1,128	0.09%		$2,029	0.17%
Retail time deposits		(18)	-0.02%		(19)	-0.02%		(19)	-0.02%		(29)	-0.04%		(61)	-0.10%		(37)	-0.02%		(171)	-0.15%
Short-term borrowings		-	0.00%		-	0.00%		-	0.00%		-	0.00%		-	0.00%		-	0.00%		(12)	-0.07%
Long-term FHLB advances and other borrowings		(30)	-0.07%		(30)	-0.07%		(30)	-0.06%		(30)	-0.05%		(30)	-0.05%		(60)	-0.07%		(60)	-0.05%
Net interest income from fair value marks		$450			$775			$791			$637			$1,167			$1,225			$2,272
Purchase accounting effect on tax-equivalent margin			0.06%			0.11%			0.11%			0.09%			0.17%			0.08%			0.17%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)

(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Reconciliation of Net Income to Net Income (core):
Net income (loss) (a GAAP measure)	$9,433	$9,044	$9,408	$9,374	$8,933	$18,477	$17,255
Less: Tax-effected non-core noninterest income:
Loss (gain) on sale of investment securities available for sale	-	(1)	(6)	18	28	(1)	38
Add: Tax-effected non-core noninterest expense items:
Loss on pension termination	-	-	-	-	-	-	-
Severance expense (Salaries and wages)	-	-	-	-	-	-	-
Branch lease termination expense	-	-	-	-	-	-	-
Debt and swap prepayment penalty (Other operating expenses)	-	-	-	-	-	-	-
Impairment of intangible assets	-	-	-	-	-	-	-
Due diligence, merger-related and merger integration expenses	803	332	-	-	-	1,136	-
Net income (core) (a non-GAAP measure)	$10,236	$9,375	$9,402	$9,392	$8,961	$19,612	$17,293

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	16,984,563	16,954,132	16,916,705	16,860,727	16,812,219	16,969,431	16,830,211
Dilutive common shares	248,204	228,557	247,970	211,631	215,200	238,381	123,905
Adjusted weighted average diluted shares	17,232,767	17,182,689	17,164,675	17,072,358	17,027,419	17,207,812	16,954,116
Basic earnings per common share (core) (a non-GAAP measure)	$0.60	$0.55	$0.56	$0.56	$0.53	$1.16	$1.03
Diluted earnings per common share (core) (a non-GAAP measure)	$0.59	$0.55	$0.55	$0.55	$0.53	$1.14	$1.02

Calculation of Return on Average Tangible Equity:
Net income (loss)	$9,433	$9,044	$9,408	$9,374	$8,933	$18,477	$17,255
Add: Tax-effected amortization and impairment of intangible assets	447	450	540	577	578	898	1,157
Net tangible income (numerator)	$9,880	$9,494	$9,948	$9,951	$9,511	$19,375	$18,412

Average shareholders' equity	$389,716	$382,214	$378,043	$372,954	$366,115	$385,986	$363,494
Less: Average goodwill and intangible assets	(126,537)	(124,884)	(125,614)	(126,505)	(127,402)	(125,715)	(127,849)
Net average tangible equity (denominator)	$263,179	$257,330	$252,429	$246,449	$238,713	$260,271	$235,645

Return on tangible equity (a non-GAAP measure)	15.06%	14.96%	15.68%	16.06%	16.02%	15.01%	15.71%

Calculation of Tangible Equity Ratio:
Total shareholders' equity	$394,977	$388,095	$381,127	$378,459	$372,467
Less: Goodwill and intangible assets	(129,211)	(124,629)	(125,170)	(126,000)	(126,888)
Net tangible equity (numerator)	$265,766	$263,466	$255,957	$252,459	$245,579

Total assets	$3,438,219	$3,292,617	$3,421,530	$3,174,080	$3,090,090
Less: Goodwill and intangible assets	(129,211)	(124,629)	(125,170)	(126,000)	(126,888)
Tangible assets (denominator)	$3,309,008	$3,167,988	$3,296,360	$3,048,080	$2,963,202

Tangible equity ratio	8.03%	8.32%	7.76%	8.28%	8.29%

Bryn Mawr Bank Corporation

Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)

(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	June 30, 2017	June 30, 2016
Calculation of Efficiency Ratio:
Noninterest expense	$28,495	$26,660	$25,087	$25,371	$26,220	$55,155	$51,310
Less: certain noninterest expense items*:
Loss on pension termination	-	-	-	-	-	-	-
Severance expense (Salaries and wages)	-	-	-	-	-	-	-
Branch lease termination expense	-	-	-	-	-	-	-
Debt and swap prepayment penalty (Other operating expenses)	-	-	-	-	-	-	-
Amortization of intangibles	(688)	(693)	(830)	(888)	(889)	(1,381)	(1,780)
Impairment of intangible assets	-	-	-	-	-	-	-
Due diligence, merger-related and merger integration expenses	(1,235)	(511)	-	-	-	(1,747)	-
Noninterest expense (adjusted) (numerator)	$26,572	$25,456	$24,257	$24,483	$25,331	$52,027	$49,530

Noninterest income	$14,785	$13,227	$13,248	$13,786	$13,781	$28,012	$27,028
Less: non-core noninterest income items:
Loss (gain) on sale of investment securities available for sale	-	(2)	(9)	28	43	(1)	58
Noninterest income (core)	$14,785	$13,225	$13,239	$13,814	$13,824	$28,011	$27,086
Net interest income	27,965	27,403	26,990	26,717	26,627	55,368	52,529
Noninterest income (core) and net interest income (denominator)	$42,750	$40,628	$40,229	$40,531	$40,451	$83,379	$79,615

Efficiency ratio	62.16%	62.66%	60.30%	60.41%	62.62%	62.40%	62.21%

* In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$16,399	$17,107	$17,486	$17,744	$17,036
less: Allowance on acquired loans	25	38	28	28	28
Allowance on originated loans and leases	$16,374	$17,069	$17,458	$17,716	$17,008

Total Allowance	$16,399	$17,107	$17,486	$17,744	$17,036
Loan mark on acquired loans	11,084	11,544	12,286	13,391	14,566
Total Allowance + Loan mark	$27,483	$28,651	$29,772	$31,135	$31,602

Total Portfolio loans and leases	$2,666,651	$2,555,589	$2,535,425	$2,493,357	$2,423,821
less: Originated loans and leases	2,409,964	2,286,814	2,240,987	2,176,549	2,090,070
Net acquired loans	$256,687	$268,775	$294,438	$316,808	$333,751
add: Loan mark on acquired loans	11,084	11,544	12,286	13,391	14,566
Gross acquired loans (excludes loan mark)	$267,771	$280,319	$306,724	$330,199	$348,317
Originated loans and leases	2,409,964	2,286,814	2,240,987	2,176,549	2,090,070
Total Gross portfolio loans and leases	$2,677,735	$2,567,133	$2,547,711	$2,506,748	$2,438,387